As filed with the Securities and Exchange Commission on February 19, 2004. Registration No. 333-44920

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             U.S. Securities and Exchange Commission
                      Washington, D.C. 20549


               POST-EFFECTIVE AMENDMENT NO. 1 TO

                            FORM SB-2

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                     ALPINE AIR EXPRESS, INC.
                     ------------------------
          (Name of small business issuer in its charter)


        Delaware                      4512                     33-0619518
        --------                      ----                     ----------
(State or jurisdiction of     (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization) Classification Code Number) Identification No.)

                       1177 Alpine Air Way
                       Provo, Utah 84601
                          (801) 373-1508
                          --------------
  (Address and telephone number of principal executive offices)

                       1177 Alpine Air Way
                       Provo, Utah 84601
                       -----------------
             (Address of principal place of business
             or intended principal place of business)

                        Eugene R. Mallette
                        1177 Alpine Air Way
                        Provo, Utah 84601
                          (801) 373-1508
                          --------------
    (Name, address and telephone number of agent for service)

                            Copies to:
                   Branden T. Burningham, Esq.
                  455 East 500 South, Suite 500
                    Salt Lake City, Utah 84111
                          (801) 363-7411
                          --------------

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_]

     If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

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                       REMOVAL OF SECURITIES FROM REGISTRATION

     We previously registered for resale, under a Registration Statement on Form SB-2, as amended (Registration No. 333-44920), 905,908 shares of our common stock to be offered by the selling stockholders named in the Registration Statement. By filing this Post-Effective Amendment No. 1 to the Registration Statement, we hereby remove from registration all of the shares of common stock that remain unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the removal from registration of such shares.

                                    SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned in the City of Provo, State of Utah, on February 19, 2004.

                                   ALPINE AIR EXPRESS, INC.


                                   By /s/ Eugene R. Mallette
                                     ---------------------------------
                                     Eugene R. Mallette, Chief Executive
                               Officer and Director

          In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and on the dates stated.

Date: 2/19/04                         /s/ Eugene R. Mallette
      --------                       ---------------------------------
                                     Eugene R. Mallette, Chief Executive
                                     Officer and Director




Date: 2/19/04                        /s/ Leslie Hill
      --------                      ----------------------------------
                                    Leslie Hill, Chief Financial Officer


Date: 9-8-03                         /s/ Max A. Hansen
      --------                      ----------------------------------
                                    Max A. Hansen, Secretary/Treasurer and
                                    Director

Date: 9/8/03                         /s/ Joseph O. Etchart
      --------                      ----------------------------------
                                    Joseph O. Etchart, Director


Date: 9/8/03                        /s/ Kenneth D. Holliday
      --------                     -----------------------------------
                                   Kenneth D. Holliday, Director